Exhibit 99.1

Contact:
Shelley Boxer, V.P. Finance
MSC Industrial Direct Co., Inc.
(516) 812-1216

Investor Relations: Jim Olecki
Press: Scot Hoffman
Financial Dynamics
(212) 850-5600

FOR IMMEDIATE RELEASE

MSC INDUSTRIAL DIRECT CO., INC. ANNOUNCES COMPLETION OF ACQUISITION
OF J & L INDUSTRIAL SUPPLY

Melville, NY, June 8, 2006 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC or the Company” one of the premier distributors of MRO supplies to industrial customers throughout the United States, announced today that it has completed the acquisition of J & L America, Inc. DBA as J & L Industrial Supply (J & L), a subsidiary of Kennametal Inc. (NYSE:KMT) (Kennametal), for $349.5 million.

MSC financed a portion of the purchase price for J & L from the proceeds of a new credit facility, which was closed simultaneously with the acquisition. The new credit facility includes a $205 million term loan, which was drawn in entirety to provide the funding for the acquisition; and a $75 million revolver, which will be used for working capital purposes. As previously announced, the acquisition is not expected to have a material impact on MSC’s fiscal 2006 results, and is expected to be neutral to the Company’s earnings per share through most of fiscal 2007, becoming accretive towards the end of fiscal 2007. The acquisition is expected to be highly accretive to MSC’s results in fiscal 2008 and beyond as synergies are realized.

David Sandler, President and Chief Executive Officer of MSC, commented, “The completion of the J & L acquisition provides great value to our shareholders and represents an exciting new chapter for our Company, our associates, our customers, our suppliers and our owners. The transaction not only expands our presence in the marketplace, but also significantly enhances our customer base, and broadens our product and service offerings. Working together with J&L, we will be able to leverage our combined relationships in the industry to capitalize on significant cross-selling opportunities, while generating considerable cost savings. Overall, we are pleased that we have finalized this process and are moving forward to integrate our businesses.”

Headquartered in Southfield, Michigan with operations in the U.S. and the United Kingdom, J & L is a leading national specialty metalcutting and finishing distributor with fiscal year 2005 sales of $257.5 million (as reported by Kennametal). J & L provides its base of over 74,000 customers with an industry-leading offering of the top brands in metalworking. J & L services its customers through its 2,100-page catalog, its e-commerce portal and a sales force of approximately 140 associates.

MSC Industrial Direct (NYSE: MSM) is one of the premier distributors of MRO supplies to industrial customers throughout the United States. MSC distributes more than 500,000 industrial products from approximately 2,100 suppliers to approximately 342,000 customers. In-stock availability is approximately 99% and standard ground delivery is next day to 80% of the industrial

United States. MSC reaches its customers through a combination of more than 28 million direct-mail catalogs, approximately 91 branch sales offices, approximately 500 sales people, the Internet and associations with some of the world’s most prominent B2B e-commerce portals.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this Press Release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, the Company’s ability to timely and efficiently integrate the J & L business and realize the anticipated synergies from the transaction, changing customer and product mixes, changing market conditions, industry consolidations, competition, general economic conditions in the markets in which the Company operates, recent changes in accounting for equity related compensation, rising commodity and energy prices, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on the Company’s information systems and on key personnel, and various other risk factors listed from time to time in the Company’s SEC reports.

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